SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2021

PROVIDENT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39090	84-4132422
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 834-8555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	PVBC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2021, Provident Bancorp, Inc. (the “Company”), the holding company for The Provident Bank (the “Bank”), announced that Charles F. Withee, President and Chief Lending Officer of the Bank, will resign from his employment with the Bank, effective December 31, 2021.
On November 1, 2021, the Bank entered into a Resignation, Separation Agreement and Full and Final Release of Claims (the “Agreement”) with Mr. Withee.  Under the Agreement, the Bank will pay Mr. Withee $375,000 in 26 approximately equal installments.  The payments will begin on the Bank’s first regular payroll in January 2022, provided the Agreement has not been timely revoked by Mr. Withee.  Mr. Withee and his dependents will remain eligible to participate in the non-taxable medical and dental insurance programs offered by the Bank to its employees for twelve months, with 80% of the premiums paid by the Bank.  Mr. Withee will receive his benefit under the Amended and Restated Supplemental Executive Retirement Plan for Charles F. Withee in accordance with the terms of that plan.  Mr. Withee will also be able to exercise all vested stock options in accordance with the term of the stock options.  Mr. Withee will forfeit all unvested shares of restricted stock and all unvested stock options upon his resignation.  The Agreement, a copy of which is enclosed as Exhibit 10.1 hereto and incorporated herein by reference, includes non-competition, non-solicitation, confidentiality, non-disparagement, and release of claims provisions.  The foregoing summary is qualified in its entirety by the full text of the Agreement.

Item 9.01   Financial Statements and Exhibits
(d) Exhibits
Exhibit Description
10.1 104	Resignation, Separation Agreement and Full and Final Release of Claims with Charles F. Withee Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT BANCORP, INC.

DATE: November 4, 2021	By:	/s/ David P. Mansfield
David P. Mansfield
President and Chief Executive Officer